Exhibit 99.1

GLOBAL NET LEASE ANNOUNCES $620 MILLION OF CLOSED DISPOSITIONS

AS PART OF STRATEGIC DISPOSITION PLAN

–       Including Pipeline, Dispositions Total $1.1 Billion at a 7.1% Cash Cap Rate

on 5.4 Years of Weighted Average Lease Term

NEW YORK – December 12, 2024 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”) today announced continued progress on its strategic disposition plan. Through December 9, 2024, GNL has closed $620 million of dispositions, and, together with its pipeline of potential asset sales, dispositions currently total $1.1 billion1.

“We are pleased with the progress of our disposition plan as we enter the final month of the year,” said Michael Weil, CEO of GNL. “With $620 million in closed dispositions and a substantial amount anticipated to close by year-end, we expect to exceed the upper range of our disposition guidance while approaching the most favorable end of our cash cap rate range of 7.0%. Looking ahead, we currently have over $200 million in asset sales slated to close during the first half of 2025. We believe this achievement underscores the quality of our broader portfolio, with non-core assets achieving favorable cap rates, including a 7.8% cash cap rate on occupied office assets. Our strategic focus on maximizing asset value through dispositions has enabled us to make significant strides in reducing our outstanding debt balance. We remain committed to delivering strong results and positioning GNL for sustained growth through the end of the year and into 2025.”

GNL has furnished slides detailing the progress of its 2024 strategic disposition plan as an exhibit to its Current Report on Form 8-K submitted with the Securities and Exchange Commission on the date hereof.

About Global Net Lease, Inc.

Global Net Lease, Inc. is a publicly traded real estate investment trust listed on the NYSE, which focuses on acquiring and managing a global portfolio of income producing net lease assets across the United States, and Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as "may," "will," "seeks," "anticipates," "believes," "expects," "estimates," "projects," “potential,” “predicts,” "plans," "intends," “would,” “could,” "should" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks associated with realization of the anticipated benefits of the merger with The Necessity Retail REIT, Inc. and the internalization of the Company’s property management and advisory functions; that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in its forward-looking statements are set forth in the Risk Factors and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Contacts:

Investor Relations

Email: investorrelations@globalnetlease.com

Phone: (332) 265-2020

Footnotes:

1 Disposition data as of December 9, 2024, includes transactions that are either closed or are pipeline transactions under agreement or letter of intent, and assumes purchase agreements and letters of intent lead to closing based on their contemplated terms, which cannot be assured.